Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

As of March 16, 2006 (the "Amendment Date")

Current TV, LLC
118 King Street
San Francisco, CA 94107
ATTN: Joel Hyatt, Chief Executive Officer

  Re:
  Affiliation Agreement between Satellite Services, Inc. ("Affiliate") and Current TV, LLC f/k/a INdTV, LLC ("Network") (assignee from NWI Television, Inc.) dated as of July 1, 1999, as amended (the "Agreement")

Dear Joel:

The following memorializes the terms and conditions of the discussed amendment to the Agreement. Except as set forth herein, defined terms used herein shall have their meanings as set forth in the Agreement. For good and valuable consideration, Affiliate and Network agree as follows:

  1.
  The Initial Term of the Agreement shall be extended for a period of [*] from the Amendment Date.

  2.
  Notwithstanding anything to the contrary in Section 5(a) of the Agreement, between the Amendment Date and the end of the Initial Term, the Fee per Service Subscriber shall be [*] per month, and Affiliate shall have no further obligation to pay any other costs, fees, or expenses to Network.

  3.
  Notwithstanding anything to the contrary in Section 1(a) of the Agreement, on or before June 1, 2006 and through the remainder of the Initial Term, Affiliate will distribute the Service on D1 (as defined below) on Upgraded Systems (as defined below) having an aggregate number of cable television subscribers that represents at least ninety percent (90%) of all cable television subscribers in all Upgraded Systems. On or before the later of June 1, 2006 and sixty (60) days following the closing of the currently pending transaction through which Comcast Corporation will acquire systems currently operated by Adelphia Cable Communications and Time Warner Cable (the "TW/Adelphia Acquired Systems"), and through the remainder of the Initial Term, Affiliate will distribute the Service on D1 on Upgraded Systems and TW/Adelphia Systems having an aggregate number of cable television subscribers that represents at least ninety percent (90%) of the aggregate of Upgraded Systems and TW/Adelphia Systems (which the parties estimate will result in distribution to approximately 7,800,000 Service Subscribers). For purposes hereof, (i) "D1" means the level of service currently known as "D1" (which is currently the package of digital service with the most subscribers on an MSO-wide basis) or if such level of service ceases to exist, the level of service with a penetration comparable to D1 immediately prior to such cessation; and (ii) "Upgraded Systems" shall mean Cable Systems that have been upgraded to at least 750 MHz and that are majority-owned and managed by Comcast Corporationas of the Amendment Date; provided, however, that to the extent Affiliate acquires any systems that are then carrying the Service, such carriage shall continue on the pre-existing tier of service but no higher than D1. The foregoing provisions of this Paragraph 3 shall be inapplicable in the event that Affiliate is mandated, by legislative, regulatory, or administrative action, to carry the Service on only an a la carte basis or on a basis that is otherwise inconsistent with the carriage provisions set forth in this Paragraph 3.

[*]
CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  4.
  Network shall grant to Affiliate (or Affiliate's designee) a [*] equity interest in Network that is otherwise on the same terms and conditions as Network has granted an equity interest to The DIRECTV Group, Inc. (or other News Corporation subsidiary). [*] The parties agree to negotiate a long form agreement concerning the subject matter of this Paragraph 4; provided, however, that until such time as the parties execute and deliver such long form agreement, this Paragraph 4 shall govern.

  5.
  Network will provide to Affiliate free video-on-demand content and localized broadband offerings as indicated in Network's December 2005 proposal to Affiliate.

Except as otherwise set forth herein, the terms of the Agreement shall remain in full force and effect.

Very truly yours,

AGREED TO AND ACCEPTED:
Satellite Services, Inc.		Current TV, LLC (f/k/a INdTV, LLC)
By:	/s/ MADISON BOND	By:	/s/ JOEL HYATT
Name:	Madison Bond	Name:	Joel Hyatt
Title:	Executive Vice President	Title:	Chief Executive Officer

[*]
CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.